UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2008

JETBLUE AIRWAYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State of Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

118-29 Queens Boulevard, Forest Hills, New York (Address of principal executive offices)	11375 (Zip Code)

(718) 286-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e) On March 14, 2008, the Company and Mr. John Harvey, our former Chief Financial Officer, entered into a resignation and general release agreement under which the Company agreed to pay to Mr. Harvey a separation payment of $550,000, less applicable federal, state and local withholdings, plus a 2007 bonus payment of $75,000, in exchange for a general release and other customary provisions, including non-disparagement and non-solicitation agreements. In addition, Mr. Harvey and his immediate family are eligible for positive space flight benefits for the life of the executive, pursuant to and in accordance with Company policies.

Item 7.01. Regulation FD Disclosure

At an investor presentation on March 18 (available to the public via webcast), the Company announced that it has entered into agreements to sell three additional A320 aircraft in 2008 and one in 2009, bringing the total for A320 aircraft sales to nine for 2008 and one for 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)
By:	/s/ EDWARD BARNES
Executive Vice President and Chief Financial Officer (principal financial officer)

Date: March 18, 2008